UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2014

Jos. A. Bank Clothiers, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	0-23874	36-3189198
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Hanover Pike, Hampstead, Maryland	21074
(Address of principal executive offices)	(Zip Code)

(410) 239-2700

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on March 11, 2014, Jos. A. Bank Clothiers, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Men’s Wearhouse, Inc., a Texas corporation (“Parent”), and Java Corp., a Delaware corporation wholly-owned by Parent (“Purchaser”). In accordance with the terms of the Merger Agreement, on March 20, 2014, Purchaser amended its February 24, 2014 offer (such offer, as amended prior to the execution of the Merger Agreement, the “February Offer”) to purchase all of the outstanding shares of Common Stock, par value $0.01 per share, of the Company (the “Shares”), for $65.00 per Share (the “Offer Price”), net to the seller in cash, without interest and less any required withholding taxes and make such other amendments to reflect the execution, terms and other conditions of the Merger Agreement (the February Offer, as amended pursuant to the Merger Agreement, the “Offer”).

The Offer expired at midnight, New York City time, at the end of the day on June 17, 2014 (the “Expiration Time”). Approximately 23,610,788 Shares (excluding Shares delivered pursuant to guaranteed delivery) were validly tendered into and not withdrawn from the Offer, representing approximately 84% of the outstanding Shares.  Additionally, approximately 2,792,298 Shares were tendered by notice of guaranteed delivery, together with all other Shares validly tendered and not withdrawn from the Offer, representing approximately 94% of the outstanding Shares. Purchaser has accepted for payment all Shares validly tendered into the Offer and not properly withdrawn.

Also, on June 18, 2014, following acceptance of the tendered Shares, Purchaser merged with and into the Company pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time and not tendered pursuant to the Offer (other than (i) Shares held by the Company or Parent or any of their subsidiaries and (ii) Shares owned by holders who properly exercised appraisal rights with respect thereto in accordance with Section 262 of the DGCL) was cancelled and automatically converted into the right to receive an amount in cash equal to the Offer Price. On June 18, 2014, Parent announced the completion of the Offer and the Merger.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, dated March 11, 2014, which is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated herein by reference, the Company requested that the Shares be withdrawn from listing on The NASDAQ Global Select Market as of the close of market on June 18, 2014. Accordingly, on June 18, 2014 the NASDAQ Stock Market, LLC (the “NASDAQ”) filed with the Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the Shares. Upon the filing of the Form 25, the Shares were delisted from the NASDAQ. The Company intends to file with the SEC a Form 15 under the Exchange Act relating to the Shares, which will terminate and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act, respectively.

Item 3.03. Material Modification to Rights of Security Holders.

As a result of the Merger and at the Effective Time, each Share issued and outstanding immediately prior to the Effective Time and not tendered pursuant to the Offer (other than (i) Shares held by the Company or Parent or any of their subsidiaries and (ii) Shares owned by holders who properly exercised appraisal rights with respect thereto in accordance with Section 262 of the DGCL) was cancelled and automatically converted into the right to receive an amount in cash equal to the Offer Price. At the

Effective Time, the holders of such Shares ceased to have any rights as stockholders of the Company (other than their right to receive an amount of cash equal to the Offer Price).

The information set forth in Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the completion of the Offer, a change of control of the Company occurred. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent. The information set forth in Item 2.01, Item 3.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.  The total consideration required to purchase all the issued and outstanding Shares validly tendered and not withdrawn pursuant to the Offer and acquire all the remaining issued and outstanding Shares pursuant to the Merger was approximately $1.8 billion, plus transaction fees and related expenses. Such payments were funded by a combination of cash on hand and borrowings under secured term loans, a credit facility and the issuance of unsecured notes of Parent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, each of Byron L. Bergren, R. Neal Black, James H. Ferstl, Andrew A. Giordano, William E. Herron, Sidney H. Ritman and Robert N. Wildrick resigned as members of the Board of Directors and any and all committees thereof.  Each director resigned in accordance with the Merger Agreement, and no director resigned because of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

In addition, in connection with the Merger, as of the Effective Time, all of the executive officers of the Company were removed from their respective positions as corporate officers.

At the Effective Time, Douglas S. Ewert (age 50) was appointed a director and the President and Chief Executive Officer of the Company, Jon W. Kimmins (age 56) was appointed a director and the Executive Vice President, Treasurer and Chief Financial Officer of the Company, David Edwab was appointed a director of the Company and Brian Vaclavik (age 47) was appointed Senior Vice President and Chief Accounting Officer of the Company.  At the time the new directors assumed the roles of directors, it had not yet been determined on which committees, if any, of the Board of Directors of the Company they would serve.

The information required by Item 5.02 of Form 8-K regarding the new directors and executive officers of the Company has been previously disclosed either in (i) Schedule I of the Offer to Purchase as filed with Amendment No. 10 to the Tender Offer Statement on Schedule TO, filed by Purchaser and Parent with the SEC on March 20, 2014 or (ii) Item 5.02 of Form 8-K, filed by Parent with the SEC on June 19, 2014, which are included as Exhibits 20.1 and 20.2 to this report, and such information is incorporated herein by reference.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s Restated Certificate of Incorporation was amended and restated (the “Amended Certificate of Incorporation”) and the Company’s Amended and Restated Bylaws were amended and restated (the “Amended Bylaws”).

The Amended Certificate of Incorporation and the Amended Bylaws are attached hereto as Exhibits 3.1 and 3.2 respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

On June 18, 2014, Parent issued a press release announcing the completion of the Offer and the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.  Exhibits

(d)         Exhibits

Exhibit
Number	Description
3.1	Amended and Restated Certificate of Incorporation of the Company
3.2	Amended and Restated Bylaws of the Company
20.1	Tender Offer Statement on Schedule TO of The Men’s Wearhouse, Inc. (incorporated by reference in its entirety as originally filed with the SEC on March 20, 2014)
20.2	Item 5.02 of Form 8-K of the Men’s Wearhouse, Inc. (incorporated by reference in its entirety as originally filed with the SEC on June 19, 2014)
99.1

Press Release issued by The Men’s Wearhouse, Inc., dated June 18, 2014 (incorporated by reference to Exhibit (a)(5)(y) of the Amendment to the Tender Offer Statement on Schedule TO filed with the SEC on June 18, 2014)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Jos. A. Bank Clothiers, Inc.

	By:	/s/ Jon W. Kimmins
	Name:	Jon W. Kimmins
	Title:	Executive Vice President, Treasurer and Chief Financial Officer

Date: June 19, 2014

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Amended and Restated Certificate of Incorporation of the Company
3.2	Amended and Restated Bylaws of the Company
20.1	Tender Offer Statement on Schedule TO of The Men’s Wearhouse, Inc. (incorporated by reference in its entirety as originally filed with the SEC on March 20, 2014)
20.2	Item 5.02 of Form 8-K of the Men’s Wearhouse, Inc. (incorporated by reference in its entirety as originally filed with the SEC on June 19, 2014)
99.1

Press Release issued by The Men’s Wearhouse, Inc., dated June 18, 2014 (incorporated by reference to Exhibit (a)(5)(y) of the Amendment to the Tender Offer Statement on Schedule TO filed with the SEC on June 18, 2014)